UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 8, 2016

Aerojet Rocketdyne Holdings, Inc.
(Exact name of registrant as specified in its charter)

Delaware	1-01520	34-0244000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

222 N. Sepulveda Blvd, Suite 500 El Segundo, California		90245
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 310-252-8100

(Former Name or Former Address, If Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01. Other Events

On December 8, 2016, Aerojet Rocketdyne Holdings, Inc. (“Aerojet”) issued a press release announcing the pricing of its offering of $260 million aggregate principal amount of convertible senior notes due 2023 in a private placement to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended. The aggregate principal offering amount was increased from the previously announced offering size of $200,000,000. The notes will have an interest rate of 2.25%. The closing is expected to occur on December 14, 2016, subject to customary closing conditions. Aerojet has granted the initial purchasers of the notes the option, exercisable within 30 days, to purchase up to an additional $40 million aggregate principal amount of the notes solely to cover over-allotments, if any. A copy of the press release is attached hereto as Exhibit 99.1.

Item 9.01. Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

99.1	Press Release dated December 8, 2016.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

AEROJET ROCKETDYNE HOLDINGS, INC.

By:	/s/ Arjun L. Kampani
	Name:	Arjun L. Kampani
	Title:	Vice President, General Counsel and Secretary

Dated: December 8, 2016

Exhibit Index

Exhibit No.	Description

99.1	Press Release dated December 8, 2016.